UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

 ScanSource, Inc.
(Exact name of registrant as specified in its charter)

SC	00-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Logue Court, Greenville, SC 29615
(Address of principal executive offices, including zip code)
864-288-2432
(Registrant’s telephone number, including area code)

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	SCSC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

ScanSource, Inc. (the “Company”) held its 2025 annual meeting of shareholders (the “Annual Meeting”) on December 9, 2025. The Company received proxies totaling 90.5% of its issued and outstanding shares of common stock, representing 19,962,631 shares of common stock, as of the record date. At the Annual Meeting, the shareholders voted on the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 23, 2025, and the results of the voting are presented below.

Election of Directors

The Company’s shareholders approved the slate of directors consisting of eight members to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified, based on the following final voting results:

Nominee	For	Against	Abstain	Broker Non-Votes
Michael L. Baur	18,642,124	429,727	6,566	884,214
Peter C. Browning	16,977,026	2,078,304	23,086	884,215
Frank E. Emory, Jr.	18,262,306	794,544	21,567	884,214
Charles A. Mathis	18,259,723	812,583	6,112	884,213
Vernon J. Nagel	18,261,682	809,949	6,787	884,213
Dorothy F. Ramoneda	18,262,740	794,140	21,537	884,214
Jeffrey R. Rodek	18,262,287	809,964	6,167	884,213
Elizabeth O. Temple	18,128,392	928,509	21,517	884,213

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
14,265,309	4,805,644	7,464	884,214

Ratification of Deloitte & Touche LLP as the Independent Auditors for Fiscal 2026

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2026, based on the following final voting results:

For	Against	Abstain
19,821,050	130,951	10,630

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date:	December 9, 2025	/s/ MICHAEL L. BAUR
Michael L. Baur
President & Chief Executive Officer